UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2014

CHINDEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 17, 2014, Chindex International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Merger Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Merger Parent (the “Merger Sub”), dated as of that date (the “Merger Agreement”).  Merger Parent is indirectly owned by TPG Asia VI, L.P., a Cayman Islands limited partnership (“TPG”), and, upon the closing, Fosun Industrial Co., Limited (“Fosun”) will also become a limited partnership interest holder of Merger Parent. Under the terms of the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into the Company, as a result of which the Company will continue as the surviving corporation and a wholly-owned subsidiary of Merger Parent.

Under the terms of the Merger Agreement, which has been unanimously approved by the Company's Board of Directors (the “Board”) upon the recommendation of the Board’s Transaction Committee comprised of independent and disinterested directors (the “Transaction Committee”), at the effective time of the Merger each outstanding share of the Company’s common stock, other than shares owned by Merger Parent, Merger Sub and other affiliates of Merger Parent, including TPG, shares contributed to Merger Parent by rollover stockholders, including Fosun, Ms. Lipson (the Company’s chief executive officer) and her affiliated trusts and any additional rollover stockholders, shares held in the Company’s treasury; and shares owned by any stockholders who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $19.50 per share in cash without interest (the “Merger Consideration”). Each option to purchase the Company’s common stock that is outstanding as of the effective time of the Merger (other than certain options that will be converted into options to acquire Merger Parent equity) will be cancelled in exchange for the right to receive the excess of $19.50 over the exercise price of such option, less applicable taxes required to be withheld. Restricted stock and restricted stock units that are not vested immediately prior to the effective time shall be fully vested and free of any forfeiture restrictions immediately prior to the effective time, whereupon the shares represented thereby (net of any shares withheld to cover applicable withholding and excise taxes) shall be converted into the right to receive in cash the Merger Consideration per share. The Merger Consideration represents an implied premium of approximately 14% over the current market price per share, 17% over the volume weighted average trading price per share for the last 30 days, and 86% over the closing price per share since the formation of the Transaction Committee on December 26, 2012. The transaction will result in the Company becoming a private company.

In the Merger Agreement, the Company has made customary representations and warranties that expire at the effective time of the Merger, as well as customary covenants, including, without limitation, covenants regarding the conduct of the business of the Company prior to the consummation of the Merger and the use of commercially reasonable efforts to cause the Merger to be consummated as promptly as practicable.

Under the terms of the Merger Agreement, the Company and its advisors are permitted to actively solicit and consider alternative acquisition proposals from third parties for the period commencing February 17, 2014 through 11:59 p.m., New York City time, on April 3, 2014 (the “Solicitation Period End Time”). The Company’s management and Fosun, as current stockholders of the Company, are permitted to initiate, solicit and encourage, whether publicly or otherwise, alternative acquisition proposals, and enter into and maintain or continue substantive discussions or negotiations with respect to any such alternative acquisition proposals or otherwise cooperate with or assist or participate in, or encourage, any inquiries, proposals, substantive discussions or negotiations regarding any such alternative acquisition proposals. Beginning on the Solicitation Period End Time, the Company will become subject to customary “no shop” restrictions on its, its subsidiaries’ and their respective representatives’ ability to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide information to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals. However, for the period commencing from the Solicitation Period End Time through 11:59 p.m., New York City time, on the 15th day following the Solicitation Period End Time (the “Cut Off Date”), the Company may continue to engage in the foregoing activities with any third party that has made an alternative acquisition proposal prior to the Solicitation Period End Time that the Transaction Committee has determined in good faith, after consultation with outside counsel and its financial advisors, constitutes or is reasonably likely to lead to a superior acquisition proposal (each such person, an “Excluded Person”), but only for so long as such third party is an Excluded Person. The Company does not anticipate disclosing developments with respect to this process unless and until the Transaction Committee and the Board make a decision regarding a potential superior acquisition proposal or the expiration of that period. There can be no assurances that this process will result in a superior acquisition proposal. In addition, Merger Parent may, subject to the terms of the Merger Agreement, respond to such proposals.

Notwithstanding the limitations applicable after the Solicitation Period End Time, prior to the receipt of the Company’s stockholder approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Transaction Committee has in good faith determined constitutes or is reasonably likely to lead to a superior acquisition proposal.

The Merger Agreement may be terminated by the Company or Merger Parent under certain circumstances, including in specified circumstances in connection with superior acquisition proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay a termination fee, the amount of which would depend on the circumstances under which the Merger Agreement is terminated. If the Merger Agreement is terminated as a result from or in connection with the Company’s approval of a superior acquisition proposal that was first received at or prior to the Solicitation Period End Time or, with respect to an Excluded Person, the Cut Off Date, the termination fee payable by the Company to Merger Parent will be $3,690,000. If the termination fee becomes payable by the Company under any other circumstances, the amount of the termination fee will be $11,992,500. Under other specified circumstances under which the Merger Agreement is terminated, Merger Parent will be required to pay the Company a termination fee of $29,520,000.

Completion of the transaction is subject to certain conditions, including, among others, the approval by the Company’s stockholders, the approval by a majority of the Company’s disinterested stockholders, the approval by stockholders of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., which is an affiliate of Fosun, the approval under Chinese antitrust laws and customary other closing conditions. A special meeting of the Company’s stockholders will be held following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and subsequent mailing of the proxy statement to stockholders. The transaction will be financed through cash contributed by TPG, a combination of cash and equity contributed by Fosun and equity contributed by Ms. Lipson and her affiliated trusts and other additional rollover stockholders (if any). The transaction is not subject to a financing condition. Assuming the satisfaction of conditions, the Company expects the transaction to close in the second half of the 2014 calendar year.

If the transactions contemplated by the Merger Agreement are consummated, the Company’s common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the execution of the Merger Agreement, Ms. Lipson and her affiliated trusts, Ms. Silverberg, Mr. Pemble and Fosun, entered into a Support Agreement, dated February 17, 2014, with Merger Parent and TPG (the “Support Agreement”) pursuant to which the parties agreed, among other things, to vote their respective shares in the Company in favor of the adoption of the Merger Agreement and against any alternative acquisition proposals and to grant Merger Parent a proxy to vote such shares; provided however that Company’s management and Fosun, as current stockholders of the Company, are permitted to engage in discussions or negotiations with parties that make alternative acquisition proposals if, and only during such time as, the Company is permitted under the Merger Agreement to have discussions or negotiations with respect to such alternative acquisition proposal. The Support Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the date and time the Merger Agreement is terminated in accordance with its terms and provisions and (iii) the effectiveness of a mutual written agreement of the parties hereto to terminate the proxy.

In connection with the execution of the Merger Agreement, each of TPG and Fosun entered into (i) limited guarantees with the Company with respect to certain payment obligations of Merger Parent and Merger Sub under the Merger Agreement, and (ii) equity commitment letters with Merger Parent to purchase $187,990,992 and $128,400,327, respectively, of limited partnership interests, with respect to certain payment obligations of Merger Parent and Merger Sub under the Merger Agreement.

Morgan Stanley & Co. LLC is serving as financial advisor and Hughes Hubbard & Reed LLP is serving as lead legal advisor to the Transaction Committee in connection with the transaction. Goldman, Sachs & Co. is serving as financial advisor, Cleary Gottlieb Steen & Hamilton LLP is serving as lead legal advisor, and Fangda Partners is serving as PRC counsel to TPG. Baker & McKenzie LLP is serving as Fosun’s legal advisor. Skadden, Arps, Slate, Meagher & Flom LLP is serving as lead legal advisor of Ms. Lipson and other senior management.

The foregoing summaries of the Merger Agreement and the Support Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Support Agreement, copies of which are attached as Exhibits 2.1 and 10.1, respectively, to this report and are incorporated herein by reference. The Merger Agreement and the Support Agreement have been included to provide investors with information regarding their terms. Such inclusion is not intended to provide any other factual information about the Company, Merger Parent, Merger Sub, TPG, Fosun or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03     Material Modification of Rights of Security Holders.

Prior to the approval of the Merger Agreement by the Board, the Board approved and the Company has entered into Amendment No. 3 (the “Rights Amendment”) to the Rights Agreement, dated June 7, 2007, as amended by Amendment No. 1 to Rights Agreement, dated November 4, 2007, and Amendment No. 2 to Rights Agreement, dated June 8, 2010, by and between the Company and American Stock Transfer & Trust Company, as rights agent (as so amended, the “Rights Agreement”).  The Rights Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby.  The Rights Amendment has been filed as exhibit 4.1 to this Current Report.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2014, and prior to the approval of the Merger Agreement by the Board, the Board approved an amendment (the “Bylaws Amendment”) to the Amended and Restated Bylaws (the “Bylaws”) of the Company.  The Bylaws Amendment adds a new Article XII to the Bylaws titled “Forum for Adjudication of Disputes” and reads in full as follows:

“Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity owning, purchasing, or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.”

The Bylaws Amendment became effective on February 17, 2014.  A copy of the Bylaws Amendment is filed herewith as Exhibit 3.1 and is incorporated by reference herein in its entirety.

Item 7.01     Regulation FD Disclosure.

The press release issued by the Company on February 17, 2014 announcing the foregoing matters is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.  The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that Section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Forward Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, we or our representatives have made or continue to make forward-looking statements, orally or in writing, in other contexts.  These forward-looking statements generally can be identified by the use of terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” and similar expressions, or as other statements that do not relate solely to historical facts. Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities and the outlook for the Company’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict or quantify.  Management believes these statements to be reasonable when made. However, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, those identified in “Risk Factors” in the Company’s filings with the SEC, to which we refer you. These risks also include, without limitation, uncertainties as to the timing of the Merger; uncertainties as to how many of the Company’s stockholders will vote in favor of the Merger; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; and actual or contingent liabilities.

Additional Information and Where to Find It

The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about the Company, TPG, Fosun, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or online from the Company website at the Investor Relations section of www.chindex.com. This report is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction will be set forth in the proxy statement.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated February 17, 2014, by and among Chindex International, Inc., Healthy Harmony Holdings, L.P. and Healthy Harmony Acquisition, Inc.
3.1	Amendment to the Amended and Restated Bylaws of Chindex International, Inc., effective February 17, 2014.
4.1	Amendment No. 3 to Rights Agreement, dated February 17, 2014, between Chindex International, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
10.1	Support Agreement, dated February 17, 2014, by and among Healthy Harmony Holdings, L.P., TPG Asia VI, L.P. and the Chindex International, Inc. stockholders named therein.
99.1	Press Release of Chindex International, Inc. dated February 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 17, 2014

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
Name: Lawrence Pemble
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated February 17, 2014, by and among Chindex International, Inc., Healthy Harmony Holdings, L.P. and Healthy Harmony Acquisition, Inc.
3.1	Amendment to the Amended and Restated Bylaws of Chindex International, Inc., effective February 17, 2014.
4.1	Amendment No. 3 to Rights Agreement, dated February 17, 2014, between Chindex International, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
10.1	Support Agreement, dated February 17, 2014, by and among Healthy Harmony Holdings, L.P., TPG Asia VI, L.P. and the Chindex International, Inc. stockholders named therein.
99.1	Press Release of Chindex International, Inc. dated February 17, 2014.